NEWS RELEASE
FORWARD AIR CORPORATION REPORTS
SECOND QUARTER 2016 RESULTS AND
QUARTERLY CASH DIVIDEND

GREENEVILLE, Tenn.- (BUSINESS WIRE) - July 21, 2016 - Forward Air Corporation (NASDAQ:FWRD) today reported operating results for the three and six months ended June 30, 2016.

Operating revenue for the quarter ended June 30, 2016 decreased 4.4% to $238.6 million from $249.7 million for the same quarter in 2015. Loss from operations was $14.3 million, which includes a one-time non-cash charge of $42.4 million primarily resulting from intangible asset impairments related to the Company’s TQI acquisition. This loss compares to income from operations of $19.9 million in the prior-year quarter. Net loss during the period was $10.1 million compared to net income of $11.8 million in the second quarter of 2015. Net loss per share for the second quarter of 2016 was $0.33 compared to net income per diluted share of $0.38 in the prior-year quarter. Net of tax effects, the TQI impairment charge accounted for $27.4 million or $0.90 per diluted share of the second quarter of 2016 net loss.

During its customary second quarter evaluation of goodwill and intangibles, the Company determined that the fair values of its TQI goodwill and other intangibles were below their carrying values. In accordance with GAAP, the Company recorded the aforementioned charge. This one-time non-cash charge has no impact on the Company’s business operations, liquidity, credit facilities or compliance with existing debt covenants.

Income from operations, adjusted to exclude the $42.4 million impairment charge in the second quarter of 2016 and $6.9 million in Towne deal and integration costs in the second quarter of 2015, increased to $28.1 million for the second quarter of 2016 from $26.8 million for the second quarter of 2015.  Adjusted net income increased to $17.3 million during the second quarter of 2016 from $16.0 million in the prior-year quarter. Similarly, adjusted earnings per diluted share for the second quarter of 2016 increased to $0.57 compared with $0.51 in the prior-year quarter.

A tabular reconciliation detailing the adjustments made to arrive at the adjusted financial results set forth above from financial results determined in accordance with United States generally accepted accounting principles is contained in the financial summary statements attached to this press release.

Bruce A. Campbell, Chairman, President, and CEO, commenting on the second quarter results said, “Our Expedited LTL group posted an 82.8 operating ratio for the quarter, reflecting better overall linehaul pricing and outstanding operating efficiencies as we realize the benefits of the Towne integration. Within our Truckload Expedited business segment, TLX performed well while TQI, without regard to the impairment charge, continues to make slow albeit steady progress. While our Intermodal group was able to adjust to a macro driven decline in revenue and largely maintain its relative profitability, our Pool segment posted a slight net loss addressing its second quarter revenue growth.”

Commenting further, Mr. Campbell said, “In spite of a sluggish economic outlook, we feel that we are well positioned going into the second half of the year. In the meantime, any incremental pick up in freight volumes should be meaningful to the bottom line.”

In closing Mr. Campbell said, “As always I would like to thank all of our employees and independent contractors for the hard work that made these results possible. With their ongoing support and commitment, our team looks forward to bringing continued value to our shareholders.”

Commenting on the Company’s third quarter guidance, Michael J. Morris, Senior Vice President and CFO, said, “Reflecting the outlook Bruce mentioned in his commentary, we expect third quarter year-over-year revenue growth to be in the range of 1% to 5%. We expect adjusted income per diluted share for the third quarter of 2016 to be between $0.61 and $0.65 per share compared to an adjusted $0.58 per share in the third quarter of 2015. Included in this range is an estimated $0.03 per share negative impact from lower fuel surcharges.”

On July 21, 2016, our Board of Directors declared a quarterly cash dividend of $0.12 per share of common stock. The dividend is payable to shareholders of record at the close of business on August 22, 2016, and is expected to be paid on September 6, 2016.

This quarterly dividend is pursuant to a cash dividend policy approved by the Board of Directors, which anticipates a total annual dividend of $0.48 per share of common stock, payable in quarterly increments of $0.12 per share of common stock. The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to final determination by the Board of Directors each quarter after its review of the Company's financial performance.

Also, on July 21, 2016, our Board of Directors approved a stock repurchase authorization for up to three million shares of the Company’s common stock. In connection with this action, the board canceled the Company’s 2014 share repurchase authorization. The amount and timing of any repurchases under the Company’s new repurchase authorization will be at such prices as determined by management of the Company. Repurchases of common stock may also be made under a Rule 10b5-1 plan, which would permit common stock to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. Share repurchases may be commenced or suspended from time to time for any reason. The Company currently has approximately 30,020,187 shares outstanding.

Year to date through July 2016, the Company has returned approximately $37.3 million to shareholders by paying approximately $7.3 million in dividends and repurchasing approximately $30.0 million of common stock.

Review of Financial Results

Forward Air will hold a conference call to discuss second quarter 2016 results on Friday, July 22, 2016 at 9:00 a.m. EDT. The Company's conference call will be available online at www.forwardair.com or by dialing (800) 230-1059. A replay of the conference call will be available at www.forwardair.com beginning shortly after the completion of the live call.

About Forward Air Corporation

Forward Air Corporation's services can be classified into four segments: Expedited LTL, Expedited Truckload Services (“TLX”), Intermodal and Pool Distribution.

In our Expedited LTL segment, we provide time-definite transportation services to the North American deferred air freight market. Our Expedited LTL service operates a comprehensive national network for the time-definite surface transportation of expedited ground freight. The Expedited LTL service offers customers local pick-up and delivery and scheduled surface transportation of cargo as a cost effective, reliable alternative to air transportation. Expedited LTL’s other services include shipment consolidation and deconsolidation, warehousing, customs brokerage, and other handling. The Expedited LTL segment primarily provides its transportation services through a network of terminals located at or near airports in the United States and Canada.

In our TLX segment we provide expedited truckload brokerage, dedicated fleet services and maximum security and temperature-controlled logistics services. We are able to expedite this service by utilizing a dedicated fleet of team owner operators, some team company drivers as well as third-party transportation providers. The TLX segment provides full truckload service in the United States and Canada.

In our Intermodal segment, we provide container and intermodal drayage services primarily within the Midwest region of the United States. Drayage is essentially the first and last mile of the movement of an intermodal container. We are providing this service both to and from ports and rail heads. Our Intermodal segment also provides dedicated contract and Container Freight Station (“CFS”) warehouse and handling services. Today our Intermodal segment operates primarily in the Midwest but through acquisition as well as green-field start-ups we anticipate moving into other geographies within the United States.

In our Pool Distribution segment, we provide pool distribution services throughout the Mid-Atlantic, Southeast, Midwest and Southwest continental United States. Pool Distribution involves managing high-frequency handling and distribution of time-sensitive product to numerous destinations in specific geographic regions. Our primary customers for this service are regional and nationwide distributors and retailers, such as mall, strip mall and outlet based retail chains.

Forward Air Corporation
Consolidated Statements of Comprehensive Income
(In thousands, except per share data)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Operating revenue:
Expedited LTL	$144,693	$155,858	$279,072	$278,065
Truckload Expedited	39,440	39,395	78,060	73,867
Pool Distribution	31,525	27,684	64,716	54,908
Intermodal	24,189	27,494	48,813	50,521
Eliminations and other operations	(1,210)	(737)	(2,476)	(1,749)
Operating revenue	$238,637	$249,694	$468,185	$455,612

Operating expenses:
Purchased transportation	99,267	107,482	195,743	196,819
Salaries, wages and employee benefits	57,018	61,886	115,695	115,789
Operating leases	14,601	18,277	28,469	34,033
Depreciation and amortization	9,341	9,519	19,009	18,202
Insurance and claims	6,648	6,240	12,044	11,371
Fuel expense	2,999	4,188	5,960	8,208
Other operating expenses	20,669	22,194	41,766	43,033
Impairment of goodwill, intangibles and other assets	42,442	—	42,442	—
Total operating expenses	252,985	229,786	461,128	427,455
Operating (loss) income:
Expedited LTL	24,921	20,796	42,011	35,681
Truckload Expedited	(40,282)	4,141	(38,717)	7,351
Pool Distribution	(371)	(13)	(257)	203
Intermodal	2,757	3,318	5,130	5,307
Other operations	(1,373)	(8,334)	(1,110)	(20,385)
(Loss) income from operations	(14,348)	19,908	7,057	28,157

Other income (expense):
Interest expense	(461)	(570)	(1,015)	(934)
Other, net	(117)	(89)	(145)	(138)
Total other income (expense)	(578)	(659)	(1,160)	(1,072)
(Loss) income before income taxes	(14,926)	19,249	5,897	27,085
Income tax (benefit) expense	(4,860)	7,425	2,864	10,425
Net (loss) income and comprehensive (loss) income	$(10,066)	$11,824	$3,033	$16,660

Net (loss) income per share:
Basic	$(0.33)	$0.38	$0.10	$0.54
Diluted	$(0.33)	$0.38	$0.10	$0.53

Dividends per share:	$0.12	$0.12	$0.24	$0.24

Expedited LTL Segment Information
(In millions)
(Unaudited)

	Three months ended
	June 30,	Percent of	June 30,	Percent of		Percent
	2016	Revenue	2015	Revenue	Change	Change
Operating revenue	$144.7	100.0%	$155.8	100.0%	$(11.1)	(7.1)%

Operating expenses:
Purchased transportation	55.8	38.6	66.0	42.4	(10.2)	(15.5)
Salaries, wages and employee benefits	33.9	23.4	39.3	25.2	(5.4)	(13.7)
Operating leases	8.5	5.9	8.4	5.4	0.1	1.2
Depreciation and amortization	5.3	3.7	5.6	3.6	(0.3)	(5.4)
Insurance and claims	3.4	2.3	2.4	1.5	1.0	41.7
Fuel expense	0.8	0.5	1.1	0.7	(0.3)	(27.3)
Other operating expenses	12.1	8.4	12.2	7.9	(0.1)	(0.8)
Total operating expenses	119.8	82.8	135.0	86.7	(15.2)	(11.3)
Income from operations	$24.9	17.2%	$20.8	13.3%	$4.1	19.7%

Expedited LTL Operating Statistics

	Three months ended
	June 30,	June 30,	Percent
	2016	2015	Change

Operating ratio	82.8%	86.7%	(4.5)%

Business days	64.0	64.0	—
Business weeks	12.8	12.8	—

Expedited LTL:
Tonnage
Total pounds ¹	606,033	650,276	(6.8)
Average weekly pounds ¹	47,346	50,803	(6.8)

Linehaul shipments
Total linehaul	964,756	1,010,978	(4.6)
Average weekly	75,372	78,983	(4.6)

Forward Air Complete shipments	206,406	256,553	(19.5)
As a percentage of linehaul shipments	21.4%	25.4%	(15.7)

Average linehaul shipment size	628	643	(2.3)

Revenue per pound [2]
Linehaul yield	$17.58	$16.98	2.8
Fuel surcharge impact	0.94	1.20	(1.2)
Forward Air Complete impact	3.31	3.48	(0.8)
Total Expedited LTL yield	$21.83	$21.66	0.8%

¹ - In thousands
[2] - In dollars per hundred pound; percentage change is expressed as a percent of total yield.

Truckload Expedited Segment Information
(In millions)
(Unaudited)

	Three months ended
	June 30,	Percent of	June 30,	Percent of		Percent
	2016	Revenue	2015	Revenue	Change	Change
Operating revenue	$39.4	100.0%	$39.4	100.0%	$—	—%

Operating expenses:
Purchased transportation	27.4	69.6	25.3	64.2	2.1	8.3
Salaries, wages and employee benefits	4.5	11.4	4.7	11.9	(0.2)	(4.3)
Operating leases	0.1	0.3	0.1	0.3	—	—
Depreciation and amortization	1.7	4.3	1.5	3.8	0.2	13.3
Insurance and claims	1.0	2.5	0.9	2.3	0.1	11.1
Fuel expense	0.6	1.5	0.9	2.3	(0.3)	(33.3)
Other operating expenses	2.0	5.1	1.9	4.8	0.1	5.3
Impairment of goodwill, intangibles and other assets	42.4	107.6	—	—	42.4	100.0
Total operating expenses	79.7	202.3	35.3	89.6	44.4	125.8
(Loss) income from operations	$(40.3)	(102.3)%	$4.1	10.4%	$(44.4)	(1,082.9)%

Truckload Expedited Operating Statistics

	Three months ended
	June 30,	June 30,	Percent
	2016	2015	Change

Company driver [1]	1,544	1,880	(17.9)
Owner operator [1]	12,563	8,722	44.0
Third party [1]	7,491	7,600	(1.4)
Total Miles	21,598	18,202	18.7

Revenue per mile	$1.77	$2.05	(13.7)

Cost per mile	$1.34	$1.46	(8.2)%

¹ - In thousands

Pool Distribution Segment Information
(In millions)
(Unaudited)

	Three months ended
	June 30,	Percent of	June 30,	Percent of		Percent
	2016	Revenue	2015	Revenue	Change	Change
Operating revenue	$31.5	100.0%	$27.7	100.0%	$3.8	13.7%

Operating expenses:
Purchased transportation	8.6	27.3	7.5	27.1	1.1	14.7
Salaries, wages and employee benefits	11.9	37.8	10.6	38.3	1.3	12.3
Operating leases	3.0	9.5	2.1	7.6	0.9	42.9
Depreciation and amortization	1.5	4.8	1.5	5.4	—	—
Insurance and claims	1.0	3.2	0.9	3.2	0.1	11.1
Fuel expense	1.1	3.5	1.3	4.7	(0.2)	(15.4)
Other operating expenses	4.8	15.2	3.8	13.7	1.0	26.3
Total operating expenses	31.9	101.3	27.7	100.0	4.2	15.2
Loss from operations	$(0.4)	(1.3)%	$—	—%	$(0.4)	(100.0)%

Intermodal Segment Information
(In millions)
(Unaudited)

	Three months ended
	June 30,	Percent of	June 30,	Percent of		Percent
	2016	Revenue	2015	Revenue	Change	Change
Operating revenue	$24.2	100.0%	$27.5	100.0%	$(3.3)	(12.0)%

Operating expenses:
Purchased transportation	8.4	34.7	9.0	32.7	(0.6)	(6.7)
Salaries, wages and employee benefits	6.0	24.8	6.2	22.6	(0.2)	(3.2)
Operating leases	2.9	12.0	2.9	10.5	—	—
Depreciation and amortization	0.9	3.7	0.9	3.3	—	—
Insurance and claims	0.5	2.0	0.7	2.5	(0.2)	(28.6)
Fuel expense	0.6	2.5	0.9	3.3	(0.3)	(33.3)
Other operating expenses	2.1	8.7	3.6	13.1	(1.5)	(41.7)
Total operating expenses	21.4	88.4	24.2	88.0	(2.8)	(11.6)
Income from operations	$2.8	11.6%	$3.3	12.0%	$(0.5)	(15.2)%

Forward Air Corporation
Consolidated Balance Sheets
(In thousands)
(Unaudited)
	June 30, 2016	December 31, 2015 (a)
Assets
Current assets:
Cash and cash equivalents	$21,679	$33,312
Accounts receivable, net	109,256	109,165
Other current assets	32,696	30,980
Total current assets	163,631	173,457

Property and equipment	355,124	343,147
Less accumulated depreciation and amortization	166,868	155,859
Net property and equipment	188,256	187,288
Goodwill and other acquired intangibles:
Goodwill	179,301	205,609
Other acquired intangibles, net of accumulated amortization	106,709	127,800
Total net goodwill and other acquired intangibles	286,010	333,409
Other assets	6,530	5,778
Total assets	$644,427	$699,932

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$13,815	$23,334
Accrued expenses	31,210	29,823
Current portion of debt and capital lease obligations	55,713	55,887
Total current liabilities	100,738	109,044

Debt and capital lease obligations, less current portion	909	28,617
Other long-term liabilities	14,071	12,340
Deferred income taxes	39,227	39,876

Shareholders’ equity:
Common stock	302	305
Additional paid-in capital	166,363	160,855
Retained earnings	322,817	348,895
Total shareholders’ equity	489,482	510,055
Total liabilities and shareholders’ equity	$644,427	$699,932

(a) Taken from audited financial statements, which are not presented in their entirety.

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	June 30, 2016	June 30, 2015
Operating activities:
Net (loss) income	$(10,066)	$11,824
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	9,341	9,519
Impairment of goodwill, intangible and other assets	42,442	—
Share-based compensation	2,159	1,890
(Gain) loss on disposal of property and equipment	(3)	116
Provision for recovery on receivables	184	102
Provision for revenue adjustments	406	935
Deferred income tax benefit	(4,150)	(3,543)
Excess tax benefit for stock options exercised	(49)	(36)
Changes in operating assets and liabilities
Accounts receivable	(5,529)	(2,556)
Prepaid expenses and other current assets	(7,052)	(5,829)
Accounts payable and accrued expenses	(3,917)	(1,319)
Net cash provided by operating activities	23,766	11,103

Investing activities:
Proceeds from disposal of property and equipment	945	41
Purchases of property and equipment	(13,352)	(6,733)
Acquisition of business, net of cash acquired	—	(52)
Other	(623)	67
Net cash used in investing activities	(13,030)	(6,677)

Financing activities:
Payments of debt and capital lease obligations	(13,914)	(14,147)
Proceeds from exercise of stock options	213	1,212
Payments of cash dividends	(3,656)	(3,719)
Repurchase of common stock (repurchase program)	(9,996)	—
Common stock issued under employee stock purchase plan	215	228
Excess tax benefit for stock options exercised	49	36
Cash settlement of share-based awards for minimum tax withholdings	(5)	—
Net cash used in financing activities	(27,094)	(16,390)
Net decrease in cash	(16,358)	(11,964)
Cash at beginning of period	38,037	54,495
Cash at end of period	$21,679	$42,531

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months ended
	June 30, 2016	June 30, 2015
Operating activities:
Net income	$3,033	$16,660
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	19,009	18,202
Impairment of goodwill, intangible and other assets	42,442	—
Share-based compensation	4,111	3,676
Loss (gain) on disposal of property and equipment	90	(33)
Provision for (recovery) loss on receivables	(12)	83
Provision for revenue adjustments	1,205	1,842
Deferred income tax (benefit)	881	(498)
Excess tax benefit for stock options exercised	(87)	(2,365)
Changes in operating assets and liabilities
Accounts receivable	(1,284)	(4,887)
Other current assets	(1,796)	(3,210)
Accounts payable and accrued expenses	(6,386)	(10,908)
Net cash provided by operating activities	61,206	18,562

Investing activities:
Proceeds from disposal of property and equipment	1,100	623
Purchases of property and equipment	(16,040)	(11,962)
Acquisition of business, net of cash acquired	(1,700)	(62,375)
Other	(601)	(68)
Net cash used in investing activities	(17,241)	(73,782)

Financing activities:
Proceeds from term loan	—	125,000
Payments of debt and capital lease obligations	(27,883)	(73,263)
Proceeds from exercise of stock options	1,094	11,351
Payments of cash dividends	(7,334)	(7,433)
Repurchase of common stock (repurchase program)	(19,991)	—
Common stock issued under employee stock purchase plan	215	228
Excess tax benefit for stock options exercised	87	2,365
Cash settlement of share-based awards for minimum tax withholdings	(1,786)	(1,926)
Net cash (used in) provided by financing activities	(55,598)	56,322
Net (decrease) increase in cash	(11,633)	1,102
Cash at beginning of period	33,312	41,429
Cash at end of period	$21,679	$42,531

Forward Air Corporation Reconciliation to U.S. GAAP

The Company believes that meaningful analysis of our financial performance in 2016 and 2015 requires an understanding of the factors underlying that performance, including an understanding of items that are not on-going and directly the result of our acquisition activity. We believe that excluding intangible asset impairment costs related to the TQI segment for the three and six months ended June 30, 2016 and integration costs related to Towne Air from our results for the three and six months ended June 30, 2015 will assist investors in understanding our core operating performance and allow for more accurate comparisons of results. As required by SEC rules, the tables below present, for the periods indicated, a reconciliation of our presented adjusted non-GAAP measures to the most directly comparable GAAP measures.

(In millions, except per share data)
(Unaudited)

	Three months ended
			Non-GAAP
	June 30, 2016 (1)	Impairment Charge	June 30, 2016
Income from operations	$(14.3)	$42.4	$28.1

Net income	$(10.1)	$27.4	$17.3

Weighted average diluted shares outstanding	30,252	30,451	30,451

Net income per share:	$(0.33)	$0.90	$0.57

(1) - As reported in accordance with United States generally accepted accounting principles.

	Three months ended
			Non-GAAP
	June 30, 2015 (1)	Integration and Deal Costs	June 30, 2015
Income from operations	$19.9	$6.9	$26.8

Net income	$11.8	$4.2	$16.0

Weighted average diluted shares outstanding	31,104	31,104	31,104

Net income per share:	$0.38	$0.14	$0.51

(1) - As reported in accordance with United States generally accepted accounting principles.

Forward Air Corporation
Reconciliation to U.S. GAAP
(In millions, except per share data)
(Unaudited)

	Six months ended
			Non-GAAP
	June 30, 2016 (1)	Impairment Charge	June 30, 2016
Income from operations	$7.1	$42.4	$49.5

Net income	$3.0	$27.4	$30.4

Weighted average diluted shares outstanding	30,356	30,557	30,557

Net income per share:	$0.10	$0.90	$0.99

(1) - As reported in accordance with United States generally accepted accounting principles.

	Six months ended
			Non-GAAP
	June 30, 2015 (1)	Integration and Deal Costs	June 30, 2015
Income from operations	$28.2	$18.7	$46.9

Net income	$16.7	$11.4	$28.1

Weighted average diluted shares outstanding	31,088	31,088	31,088

Net income per share:	$0.53	$0.37	$0.90

(1) - As reported in accordance with United States generally accepted accounting principles.

Forward Air Corporation
Actual to Guidance EPS Bridge
Three months ended June 30, 2016
(All EPS is diluted earnings per share)

Second quarter EPS as reported		$(0.330)
Impairment of goodwill, intangibles and other assets		0.900
Adjusted EPS		0.570
Variances from guidance assumptions:
Pool Distribution operating deficiencies	0.018
Intermodal revenue shortfall	0.018
TLX Expedited revenue shortfall	0.004
Expedited LTL network efficiencies	(0.020)
Total variances from guidance assumptions		0.020
Adjusted EPS with variances added back		0.590
Mid-point of original first quarter guidance		0.590
Remaining positive EPS variance		$—

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding expected operating results, such as revenue growth and earnings, and guidance relating to income per diluted share for the second quarter.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers' compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SOURCE: Forward Air Corporation

Forward Air Corporation
Michael J. Morris, 423-636-7175
mmorris@forwardair.com